EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 the Registration Statement (Form S-3 No. 333-63088) and related Prospectus of Cannondale Corporation for the registration of 977,777 shares of its common stock and to the incorporation by reference therein of our report dated August 10, 2001 with respect to the consolidated financial statements and financial statement schedule of Cannondale Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP

Stamford, Connecticut
October 5, 2001